Exhibit 99.1

Media Contact:
Adria Greenberg
Sommerfield Communications, Inc.
212-255-8386
adria@sommerfield.com

Investor Contact:
Udai Puramsetti
Global Cash Access, Inc.
702-855-3000

GLOBAL CASH ACCESS TO DISCONTINUE ARRIVA CREDIT CARD

LAS VEGAS (February 28, 2008) — Global Cash Access, Inc. (GCA), the gaming industry’s leading provider of cash access services, announced today that as part of its strategy of focusing on its core electronic payments business, it will discontinue offering the Arriva Card, a consumer credit card offered by GCA’s wholly owned subsidiary, Arriva Card, Inc.

GCA is currently studying a range of strategic options for the Arriva Card, Inc. portfolio of receivables and cardholder accounts.

Said GCA’s President and Chief Executive Officer, Scott H. Betts, “We remain committed to developing innovative products and services for our gaming industry customers, but we believe that the right business decision is to discontinue our Arriva Card product. Even though we believe that we have effective credit quality safeguards in place, it is our view that, in this environment, no consumer credit product will be immune to losses. We are convinced that this decision is in the best interest of our shareholders and casino partners.”

GCA’s core electronic payments business involves supplying approximately 1,000 casinos and other gaming properties worldwide with technology and services designed to help patrons gain more convenient access to cash and help gaming properties operate efficiently and better serve, attract and retain customers. GCA’s proprietary technologies enable casino patrons to gain access to cash via ATM, debit card, credit card and check cashing transactions.

Added Mr. Betts, “Our plan is to make the discontinuance seamless for our casino customers and Arriva cardholders. We also plan to continue our pursuit of innovative new products and services aimed at delivering more cash to the casino floor. We believe that we learned valuable information from the offering of the Arriva Card and intend to apply those insights, and the same innovative energy, to our continued product development pursuits.”

About Global Cash Access

Global Cash Access, Inc., a wholly owned subsidiary of Global Cash Access Holdings, Inc. (NYSE: GCA), is the leading provider of cash access and related services to the global gaming industry.  Based in Las Vegas, GCA serves approximately 1,000 casinos and other clients in the U.S., Canada, Europe, the Caribbean and Asia. GCA provides proprietary technology that helps responsible patrons access cash via ATM, debit card, check cashing and credit card cash advance transactions for their casino entertainment. GCA also provides services that enhance casino marketing initiatives and credit decision-making through its wholly owned subsidiary Central Credit, LLC, a credit decision-making tool that uses proprietary credit bureau databases. GCA is recognized with numerous gaming industry awards for developing technologies and services that enhance casino profitability and customer loyalty. For more information, visit www.globalcashaccess.com.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. All statements included in this press release, other than statements that are purely historical, are forward-looking statements. Forward-looking statements in this press release include, without limitation, statements regarding the development of new products and services; the effectiveness of credit quality safeguards in place for Arriva Card; the impact on casino customers and Arriva cardholders of the discontinuance of the Arriva Card; and the ability to apply insights learned from Arriva Card to other products and services. These forward-looking statements are not guarantees of future performance and are subject to a number of risks and uncertainties that could cause actual results to differ materially from the results implied or contemplated by the forward-looking statements, including but not limited to inaccuracies in our assumptions as to gaming patron habits, the unwillingness or inability of either patrons or gaming establishment personnel to use new products and services and bear the economic costs of doing so, and regulatory impediments to the deployment of new products or technology; our inability to control or predict consumer credit default rates or the willingness of credit cardholders to repay amounts borrowed using such cards; our inability to sell or transfer the Arriva Card, Inc. portfolio of receivables and cardholder relationships to a third party, unanticipated liabilities or changes in cardholder behavior prior to final disposition of the Arriva Card, Inc. business; and fundamental differences between the business of assuming consumer credit risk and processing credit card transactions. The forward-looking statements in this press release are subject to additional risks and uncertainties set forth under the heading “Risk Factors” in our filings with the Securities and Exchange Commission, including, without limitation, our Quarterly Report on Form 10-Q filed on January 30, 2008, and are based on information available to us on the date hereof. We do not intend, and assume no obligation, to update any forward-looking statements. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date of this press release.